CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information and Prospectuses in this Post-Effective Amendment No. 19 to the Registration Statement No. 333-59093 on Form N-1A of Sun Capital Advisers Trust: SC Lord Abbett Growth & Income Fund, SC Goldman Sachs Mid Cap Value Fund, SC Goldman Sachs Short Duration Fund, and SC PIMCO High Yield Fund (Initial Class and Service Class Shares).

DELOITTE & TOUCHE LLP Boston, Massachusetts
September 13, 2007